Exhibit 99.1

Amneal to Acquire Substantially All of Kashiv Specialty Pharmaceuticals

Bridgewater, New Jersey — January 11, 2021 — Amneal Pharmaceuticals, Inc. (the “Company”) (NYSE: AMRX) and Kashiv BioSciences LLC (“Kashiv”) today announced they have entered into a definitive agreement under which Amneal Pharmaceuticals LLC (“Amneal”), a wholly-owned subsidiary of the Company, will acquire a 98% interest in Kashiv Specialty Pharmaceuticals, LLC (“Kashiv Specialty”), a wholly-owned subsidiary of Kashiv focused on the development of complex generics, innovative drug delivery platforms and novel 505(b)(2) drugs.

“The acquisition of Kashiv Specialty aligns strongly with our Amneal 2.0 growth strategy which we expect will deliver substantial value for our Specialty and Generics businesses,” said Chirag Patel, Co-Chief Executive Officer. “With this acquisition, Amneal will gain an exciting pipeline of valuable 505(b)2 branded products primarily in neurology and endocrinology, where we have a well-established commercial infrastructure, as well as a valuable pipeline of complex generics. Additionally, the transaction enhances our R&D expertise with the addition of the Kashiv Specialty team and its impressive track record in developing complex generic products (e.g. Yuvafem and EluRyng) and innovative drug delivery technologies.

“Kashiv Specialty’s platform of modified-release delivery technologies and pipeline of Specialty programs are extraordinary” said Chintu Patel, Co-Chief Executive Officer. “As you know, the focus of Amneal’s Specialty strategy, has been to leverage known molecules with novel delivery mechanisms to improve efficacy and reduce side effects for patients. This transaction will double our pipeline of branded neurology and endocrinology programs and position us to launch at least one Specialty product per year beginning in 2023. It will also provide us with a robust technology platform and in-house engine for driving organic Specialty growth for years to come.

“At the same time, we expect the transaction will be financially accretive by approximately $15 million of adjusted EBITDA on an annualized basis due to termination of the current royalty arrangement and reallocation of our historical level of R&D investment” continued Chintu Patel. “We are excited about the momentum we are building in support of our Amneal 2.0 growth vision. Over the coming weeks, we look forward to beginning pre-integration planning and securing the necessary regulatory approvals to complete this transaction.”

“Our management and scientists are excited to be a part of Amneal Pharmaceuticals,” stated Dr. Navnit Shah, President and Chief Scientific Officer of Kashiv Specialty. “Kashiv Specialty has helped Amneal develop many high value, complex generic products, and possesses tremendous know how and patented novel technologies for developing complex generic and specialty products. Going forward, Amneal will provide valuable strategic, operational, and infrastructure support for the rapid development and commercialization of our specialty portfolio, which consists of differentiated 505(b)2 products that will serve patient needs in neurology and endocrinology and provide significant organic growth for Amneal.”

Terms of the Transaction

Under the terms of the transaction, Amneal will pay an upfront purchase price comprised of (i) a cash payment of $70 million at the closing of the Acquisition, which is subject to certain customary purchase price adjustments, and (ii) a cash payment of $30 million at the one-year anniversary of the execution of the purchase agreement. Kashiv is also eligible to receive up to an additional $8 million in contingent payments upon the achievement of certain regulatory milestones. In addition to the foregoing contingent payments, the Company has agreed to pay Kashiv certain royalty payments equal to an escalating percentage (from high single-digits to mid double-digits, depending on the net sales amount) of aggregate annual net sales for certain pharmaceutical products.

The acquisition is a related party transaction. Accordingly, the Conflicts Committee of the Company’s Board of Directors evaluated the transaction together with its advisors, and negotiated and approved the terms of the purchase agreement and the limited liability company agreement of Kashiv Specialty, which will become effective as of the closing of the transaction.

The transaction will be financed with cash on hand and is expected to be consummated in the second quarter of 2021, subject to the satisfaction of customary closing conditions, including clearance under the Hart-Scott Rodino Antitrust Improvements Act.

Advisors

RBC Capital Markets, LLC is serving as financial advisor to the Conflicts Committee of the Company’s Board of Directors. Shearman & Sterling LLP is serving as legal counsel to the Conflicts Committee of the Company’s Board of Directors. L.E.K. Consulting LLC and The Weinberg Group Inc. are serving as consulting advisors to the Conflicts Committee of the Company’s Board of Directors. Holland & Knight LLP is serving as Kashiv’s legal counsel.

About Amneal Pharmaceuticals Inc.

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated pharmaceutical company focused on the development, manufacture and distribution of generic and specialty drug products. The Company has manufacturing operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

The Company has an extensive portfolio of more than 300 generic medicines and is expanding its portfolio to include complex dosage forms including biosimilars in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system and endocrine disorders. For more information, visit www.amneal.com.

About Kashiv BioSciences, LLC

Founded in 2011, Kashiv is a premier fully integrated specialty biopharmaceutical company offering next-generation drug delivery technologies and an advanced pipeline of oral & biosimilar drugs. To learn more about Kashiv, visit https://kashivbiosciences.com/.

Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995, as amended). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, expected benefits from the AvKARE acquisition, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements. The forward-looking statements contained in this press release include, without limitation, statements related to the planned acquisition and the timing and financing thereof and the expected impact of the planned acquisition.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal Pharmaceuticals, Inc. (the “Company”). Such risks and uncertainties include, but are not limited to: whether and when the required regulatory approvals will be obtained, whether and when the other closing conditions will be satisfied and whether and when the transaction and related financing will close, whether and when the Company will be able to realize the expected financial results and accretive effect of the transaction, and how customers, competitors, suppliers and employees will react to the acquisition. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof, except as otherwise required by United States securities laws.

Contacts:

Tasos Konidaris

EVP, Chief Financial Officer

invest@amneal.com